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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               Webvan Group, Inc.
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             (Exact name of Registrant as specified in its charter)

               Delaware                                 77-0446411
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(State of Incorporation or organization)    (I.R.S. Employer Identification No.)



1241 East Hillsdale Blvd. Suite 210, Foster City, California           94404
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            (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                        COMMON STOCK, $0.0001 PAR VALUE
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Item 1.       Description of Registrant's Securities to be Registered.

     Incorporated by reference to the Description of Capital Stock and Shares Eligible for Future Sales sections on pages 55-58 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 6, 1999, as amended (file number 333-84703) (the "S-1 Registration Statement").

Item 2.       Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

     *1.1 Certificate of Incorporation of Registrant.

     *1.2 Form of Restated Certificate of Incorporation of Registrant.

     *1.3 Form of Restated Certificate of Incorporation of Registrant to be filed upon closing of the Registrant's initial public offering.

 * Incorporated by reference to Exhibits 3.1, 3.2 and 3.4 to the S-1 Registration Statement.




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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: October 4, 1999                   Webvan Group, Inc.


                                         By: /s/ KEVIN R. CZINGER
                                            -----------------------------------
                                            Kevin R. Czinger,
                                            Senior Vice President, Corporate
                                            Operations and Finance